SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 21, 2003

Date of Report (Date of earliest event reported)

WEBMD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

(Address of principal executive offices, including zip code)

(201) 703-3400

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

          All statements contained in this Current Report on Form 8-K, other than statements of historical fact, are forward-looking statements, including those regarding: the amount and timing of benefits expected from the acquisition referred to in this Current Report; the expected time of completion of the acquisition; potential changes in WebMD’s business relationships; future deployment of applications; and other potential sources of additional revenue. These statements are based on WebMD’s current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of WebMD’s products and services; operational difficulties relating to combining acquired companies and businesses; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and plastics industries, including the manner and timing of implementation of the Health Insurance Portability and Accountability Act of 1996 (HIPAA) and the healthcare industry’s responses; and the ability of WebMD to attract and retain qualified personnel. Further information about these matters can be found in WebMD’s other Securities and Exchange Commission filings. WebMD expressly disclaims any intent or obligation to update these forward-looking statements.

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          ITEM 5. OTHER EVENTS

          On October 22, 2003, WebMD Corporation announced that it had entered into a definitive agreement to acquire Medifax-EDI, Inc., a leading provider of real-time medical eligibility transaction services and other claims management solutions to hospitals, medical centers, physician practices and other medical organizations throughout the United States. Medifax-EDI is a privately held, Nashville-based company.

          The purchase price is $280 million, including certain assumed liabilities, and will be paid in cash. The purchase price is subject to customary post-closing adjustments. Prior to closing, Medifax-EDI will distribute its Pharmacy Services companies to its owner, an affiliate of Crescent Capital Investments, Inc., and these companies are not included in the transaction.

          The completion of the acquisition is conditioned upon the expiration or termination of the waiting period under the Hart-Scott-Rodino Act and other customary closing conditions. The transaction is expected to close prior to the end of November 2003. Upon closing, Medifax-EDI will be combined with WebMD Envoy, WebMD’s Nashville-based Transaction Services business.

          Medifax-EDI is a leading provider of medical eligibility transaction services which enable providers to verify insurance coverage for their patients on a real-time basis. WebMD Envoy

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provides electronic transactions and business process outsourcing services which enable the nation’s providers and payers to facilitate reimbursement. WebMD believes that the acquisition of Medifax-EDI will strengthen WebMD Envoy’s position as a single-source vendor of all-payer, all-transaction service offerings to the healthcare provider marketplace. When combined, WebMD Envoy would become a leading supplier of both medical claims and real-time transaction solutions for both commercial and government payers.

          ITEM 9. REGULATION FD DISCLOSURE

          On October 22, 2003, WebMD Corporation issued a press release announcing it had entered into a definitive agreement to acquire Medifax-EDI, Inc. A copy of the press release is attached as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, WebMD Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD CORPORATION

Dated: October 23, 2003	By:	/s/ Lewis H. Leicher

Lewis H. Leicher Senior Vice President

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued by WebMD Corporation, dated October 22, 2003, regarding definitive agreement to acquire Medifax-EDI, Inc.

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